UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2015

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042

(Address of principal executive offices)

(703) 280-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2015, Northrop Grumman Corporation (the “Company”) entered into a five-year senior unsecured revolving credit facility in an aggregate principal amount of $1.6 billion under an amended and restated credit agreement (the “Credit Agreement”), among the Company, as borrower, Northrop Grumman Systems Corporation, a wholly owned subsidiary of the Company, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement amends and restates the Company’s existing five-year revolving credit facility in an aggregate principal amount of $1.775 billion entered into on August 29, 2013 (the “Existing Credit Agreement”).

The Credit Agreement contains customary terms and conditions, including covenants restricting the Company’s ability to sell all or substantially all of its assets, merge or consolidate with another entity or undertake other fundamental changes and incur liens. The Company also cannot permit the ratio of its consolidated debt to capitalization (as those terms are determined under the Credit Agreement) to exceed 65 percent. The Credit Agreement contains customary events of default (subject to applicable grace and notice periods), including defaults based on (1) the nonpayment of principal, interest or fees when due, (2) the failure of representations and warranties to be correct in any material respect, (3) the failure to observe or perform any other covenant or agreement contained in the Credit Agreement, (4) cross-defaults with other debt resulting in the acceleration of the maturity thereof, (5) certain bankruptcy and insolvency events, (6) certain events occurring under the Employee Retirement Income Security Act and (7) a change of control.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto. Some of the lenders under the Credit Agreement or their respective affiliates have from time to time performed various financial advisory, commercial banking, investment banking or hedging services for us, including repurchases of our common stock, in the ordinary course of their respective businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of July 8, 2015, among Northrop Grumman Corporation, as borrower, Northrop Grumman Systems Corporation, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: July 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of July 8, 2015, among Northrop Grumman Corporation, as borrower, Northrop Grumman Systems Corporation, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

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